Exhibit 5.1

March 24, 2022

Versus Systems Inc.

6701 Center Drive West, Suite 480

Los Angeles, CA 90445

Re:	Versus Systems Inc. – Form F-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to Versus System Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation of (i) up to an aggregate of US$25 million of securities of the Corporation (collectively, the “Securities”) pursuant to one or more prospectus supplements (each a “Prospectus Supplement”) to the Registration Statement to be filed by the Corporation from time to time. We have examined and relied upon (a) the Registration Statement, (b) the Corporation’s Certificate of Continuation, Certificate of Name Change, Notice of Articles and Articles, as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation and of public officials.

The Securities of the Corporation which may be offered under the Registration Statement include the following:

●	common shares of the Corporation (“Shares”), including shares issuable upon exercise or conversion, as applicable, of Debt Securities, Subscription Receipts, Rights (as defined below) or comprising Units (as defined below),

●	senior and subordinated debt securities of the Corporation, in one or more series (“Debt Securities”),

●	subscription receipts to receive Shares, Warrants (as defined hereinafter) or a combination of Shares and Warrants (“Subscription Receipts”),

●	warrants to purchase Shares of the Corporation (“Warrants”) which may be issued under a warrant indenture to be entered into with a warrant agent to be selected by the Corporation, including warrants to purchase Shares issuable upon exercise or conversion, as applicable, of Debt Securities, Subscription Receipts, Rights or comprising Units,

●	rights to purchase Debt Securities, Shares or other Securities (“Rights”), and

●	units comprised of a combination of the securities described above (“Units”).

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the Securities as being “fully paid and non-assessable”, no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We assume, based on advise previously received from the corporation, that the applicable agreements relating to any of the Securities will be governed by the laws of a jurisdiction outside of Canada.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1. With respect to the issuance of any Shares which may be offered pursuant to the Registration Statement, including without limitation Shares issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Shares, which may be offered pursuant to the Registration Statement, when (a) the issuance of the Shares as fully-paid and non-assessable Shares, and the sale of Shares, and, if certificated, the certificates representing the Shares have been duly authorized and approved by all necessary corporate action in conformity with the constating documents (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the such Shares, has been received by the Corporation; and (c) if certificated, the certificates representing the Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Shares will be validly issued, fully paid, and non-assessable.

2. With respect to any Warrants which may be offered pursuant to the Registration Statement, when (a) the terms, creation, issuance (as fully paid and non-assessable Warrants), and sale of, and performance under the Warrants, the applicable agreement relating to the Warrants, and the certificates representing the Warrants have been duly authorized and approved by all necessary corporate action, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors for the Warrants has been received by the Corporation; (c) the certificates representing the Warrants have been duly executed, countersigned, issued, and delivered in accordance with the applicable agreement relating to the Warrants to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (d) the applicable agreement relating to the Warrants has been duly executed, and delivered, such Warrants will be validly issued, fully paid and non-assessable Securities of the Corporation.

3. With respect to any Debt Securities which may be offered pursuant to the Registration Statement, when (a) the terms, creation, issuance (as fully paid and non-assessable Debt Securities), and sale of, and performance under the Debt Securities, and the certificates representing the Warrants have been duly authorized and approved by all necessary corporate action, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors for the Debt Securities has been received by the Corporation; and (c) the certificates representing the Debt Securities have been duly executed, countersigned, issued, and delivered in accordance with the applicable agreement relating to the Debt Securities to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, such Debt Securities will be validly issued, fully paid and non-assessable Securities of the Corporation.

4. With respect to any Subscription Receipts which may be offered pursuant to the Registration Statement, when (a) the terms, creation, issuance, (as fully paid and non-assessable Subscription Receipts) and sale of, and performance under the Subscription Receipts, and the certificates representing the Subscription Receipts have been duly authorized and approved by all necessary corporate action, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors for the Subscription Receipts has been received by the Corporation; and (c) the certificates representing the Subscription Receipts have been duly executed, countersigned, issued, and delivered in accordance with the applicable agreement relating to the Subscription Receipts to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, such Subscription Receipts will be validly issued, fully paid and non-assessable Securities of the Corporation.

5. With respect to any Rights which may be offered pursuant to the Registration Statement, when (a) the terms, creation, issuance (as fully paid and non-assessable Rights), and sale of, and performance under the Rights, the applicable agreement relating to the Rights, and the certificates representing the Rights have been duly authorized and approved by all necessary corporate action, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors for the Rights has been received by the Corporation; and (c) the certificates representing the Rights have been duly executed, countersigned, issued, and delivered in accordance with the applicable agreement relating to the Rights to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, such Rights will be validly issued, fully paid and non-assessable Securities of the Corporation.

6. With respect to any Units which may be offered pursuant to the Registration Statement, when (a) the terms, creation, issuance (as fully paid and non-assessable Units) and sale of, and performance under the Units, and the certificates representing the units have been duly authorized and approved by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of any Shares and Warrants to be issued pursuant to the Units, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation; (b) the full consideration, determined to be adequate by the Corporation’s board of directors for the Units has been received by the Corporation; and (c) the certificates representing the Units have been duly executed, countersigned, issued, and delivered in accordance with the applicable agreement relating to the Units to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto;, such Units will be validly issued, fully paid and non-assessable Securities of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP